EXHIBIT 99

TOR Minerals International to Report Second Quarter 2008 Financial Results

CORPUS CHRISTI, Texas, July 17, 2008-- TOR Minerals International (Nasdaq: TORM) announced today that it will conduct its second quarter 2008 earnings conference call on Thursday, August 7, 2008, at 5:00 p.m. EDT, 4:00 p.m. CDT.  The call will be led by Dr. Olaf Karasch, President and CEO, of TOR Minerals.

The call will be available via webcast under the News section of the company's website, http://www.torminerals.com.  Interested parties may also access the conference call via telephone by dialing 877-407-9210.  Second quarter 2008 results will be released after the markets close on August 7, 2008.

Headquartered in Corpus Christi, Texas, TOR Minerals is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact for Further Information
Dave Mossberg
Beacon Street Group, LLC
817 310-0051